UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006 (January 19, 2006)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 19, 2006, Douglas S. Knopper was appointed as a director of Medialink Worldwide Incorporated (the “Company”). Mr. Knopper, Chief Executive Officer of BitPass, Inc., will complete the term of J. Graeme McWhirter, who, as previously announced, resigned as a director of the Company effective December 30, 2005. Mr. Knopper will serve as a director until the Company’s 2006 annual meeting, at which time he will stand for election to a three-year term. There were no arrangements or understandings between Mr. Knopper and any other individual pursuant to which Mr. Knopper was appointed as a director of the Company. Mr. Knopper is not currently expected to serve on any committees of the board of directors and he has not been involved in any transactions with the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired
Not applicable

(b) Pro forma financial information
Not applicable

(c) Shell company transactions
Not applicable

(d) Exhibits
99.1 Press release of the Company, dated January 25, 2006, entitled “Medialink Appoints BitPass CEO Douglas S. Knopper to Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: January 25, 2006	By: /s/ Kenneth G. Torosian
Kenneth G. Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated January 25, 2006, entitled “Medialink Appoints BitPass CEO Douglas S. Knopper to Board.”